Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2005 Employee Restricted Stock Plan of Polymer Group, Inc. of our report dated March 23, 2005, with respect to the consolidated financial statements and schedule of Polymer Group, Inc, incorporated by reference in the Annual Report (Form 10-K) for the year ended January 1, 2005.

/s/ Ernst & Young LLP

Greenville, South Carolina
January 19, 2006